UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Valley National Bancorp	VNB Capital Trust I
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)

New Jersey	Delaware
(State of Incorporation or Organization)	(State of Incorporation of Organization)

22-2477875	22-6901843
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

1455 Valley Road	1455 Valley Road
Wayne, New Jersey 07470	Wayne, New Jersey 07470
(Address of Principal Executive Office)	(Address of Principal Executive Office)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and effective pursuant to General Instruction A.(c), please check the following box. |X|	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. | |

Securities Act Registration Statement File Numbers to which this form relates:  333-71546 and 333-71546-01
                                                                                                           (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

VNB Capital Trust I __% Trust Originated Preferred Securities (and the Guarantee by Valley National Bancorp with respect thereto)	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

The classes of securities registered hereby consist of (i) the Trust Originated Preferred Securities (the “Preferred Securities”) representing preferred undivided beneficial interests in the assets of VNB Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the “Trust”) and (ii) the Guarantee with respect thereto (the “Guarantee”) by Valley National Bancorp.

For a full description of Preferred Securities and the Guarantee, reference is made to the information contained under the captions “Description of the Preferred Securities,” “Description of the Junior Subordinated Debentures,” Description of the Guarantee” and “Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee” in the Prospectus that forms part of the Registrants’ Registration Statement on Form S-3, Registration Nos. 333-71546 and 333-71546-01 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The above mentioned descriptions contained in the Registration Statement and the Prospectus are incorporated by reference herein. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act and are incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.   EXHIBITS.

2.1	Registration Statement (see Item 1).

2.2	Form of Junior Subordinated Indenture between Valley National Bancorp and The Bank of New York, as trustee (incorporated by reference from Exhibit 4.1 to the Registration Statement).

2.3	Form of Junior Subordinated Debenture (incorporated by reference from Exhibit 4.2 to the Registration Statement).

2.4	Certificate of Trust of VNB Capital Trust I (incorporated by referenced from Exhibit 4.3 to the Registration Statement).

2.5	Declaration of Trust of VNB Capital Trust I (incorporated by referenced from Exhibit 4.4 to the Registration Statement).

2.6	Form of Amended and Restated Declaration of Trust of VNB Capital Trust I (incorporated by referenced from Exhibit 4.5 to the Registration Statement).

2.7	Form of Preferred Securities Certificate of VNB Capital Trust I (incorporated by reference from Exhibit 4.6 to the Registration Statement).

2.9	Form of Preferred Securities Guarantee Agreement (incorporated by reference from Exhibit 4.8 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:   October 26, 2001

VALLEY NATIONAL BANCORP	VNB CAPITAL TRUST I By: VALLEY NATIONAL BANCORP, as Sponsor

ALAN D. ESKOW	ALAN D. ESKOW
By: ______________________________________	By: ______________________________________
Alan D. Eskow Executive Vice President and Chief Financial Officer	Alan D. Eskow Executive Vice President and Chief Financial Officer